FOURTH QUARTER 2019
Supplemental Information

Investor and Media Contact
American Assets Trust, Inc.
Robert F. Barton
Executive Vice President and Chief Financial Officer
858-350-2607

American Assets Trust, Inc.'s Portfolio is concentrated in high-barrier-to-entry markets with favorable supply/demand characteristics

	Office	Retail	Multifamily	Mixed-Use
Market	Square Feet	Square Feet	Units	Square Feet	Suites
San Diego	1,549,860	1,322,817	1,455 (1)	—	—

San Francisco	520,040	35,159	—	—	—

Oahu	—	429,718	—	96,707	369

Monterey	—	673,572	—	—	—

San Antonio	—	588,148	—	—	—

Portland	876,491	44,236	657	—	—

Seattle	497,488	—	—	—	—

Total	3,443,879	3,093,650	2,112	96,707	369

		Square Feet		%	NOI % (2)
Note: Circled areas represent all markets in which American Assets Trust, Inc. currently owns and operates its real estate properties. Size of circle denotes approximation of square feet / units. Net rentable square footage may be adjusted from the prior periods to reflect re-measurement of leased space at the properties.	Office	3.4	million	52%	49%
	Retail	3.1	million	48%	29%
Data is as of December 31, 2019.	Totals	6.5	million
(1) Includes 122 RV spaces.
(2) Percentage of Net Operating Income (NOI) calculated for the three months ended December 31, 2019. Reconciliation of NOI to net income is included in the Glossary of Terms.

Fourth Quarter 2019 Supplemental Information	Page 2

This Supplemental Information contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: adverse economic or real estate developments in our markets; our failure to generate sufficient cash flows to service our outstanding indebtedness; defaults on, early terminations of or non-renewal of leases by tenants, including significant tenants; difficulties in identifying properties to acquire and completing acquisitions; difficulties in completing dispositions; our failure to successfully operate acquired properties and operations; our inability to develop or redevelop our properties due to market conditions; fluctuations in interest rates and increased operating costs; risks related to joint venture arrangements; our failure to obtain necessary outside financing; on-going litigation; general economic conditions; financial market fluctuations; risks that affect the general retail, office, multifamily and mixed-use environment; the competitive environment in which we operate; decreased rental rates or increased vacancy rates; conflicts of interests with our officers or directors; lack or insufficient amounts of insurance; environmental uncertainties and risks related to adverse weather conditions and natural disasters; other factors affecting the real estate industry generally; limitations imposed on our business and our ability to satisfy complex rules in order for us to continue to qualify as a REIT for U.S. federal income tax purposes; and changes in governmental regulations or interpretations thereof, such as real estate and zoning laws and increases in real property tax rates and taxation of REITs.
While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes. For a further discussion of these and other factors that could impact our future results, refer to our most recent Annual Report on Form 10-K and other risks described in documents subsequently filed by us from time to time with the Securities and Exchange Commission.

Fourth Quarter 2019 Supplemental Information	Page 3

FINANCIAL HIGHLIGHTS

Fourth Quarter 2019 Supplemental Information	Page 4

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except shares and per share data)	December 31, 2019	December 31, 2018

ASSETS
Real estate, at cost
Operating real estate	$3,096,886	$2,549,571
Construction in progress	91,264	71,228
Held for development	547	9,392
	3,188,697	2,630,191
Accumulated depreciation	(665,222)	(590,338)
Net real estate	2,523,475	2,039,853
Cash and cash equivalents	99,303	47,956
Restricted cash	10,148	9,316
Accounts receivable, net	12,016	9,289
Deferred rent receivable, net	52,171	39,815
Other assets, net	93,220	52,021
TOTAL ASSETS	$2,790,333	$2,198,250
LIABILITIES AND EQUITY
LIABILITIES:
Secured notes payable, net	$161,879	$182,572
Unsecured notes payable, net	1,195,780	1,045,863
Unsecured line of credit, net	—	62,337
Accounts payable and accrued expenses	62,576	46,616
Security deposits payable	8,316	8,844
Other liabilities and deferred credits, net	68,110	49,547
Total liabilities	1,496,661	1,395,779
Commitments and contingencies
EQUITY:
American Assets Trust, Inc. stockholders' equity
Common stock, $0.01 par value, 490,000,000 shares authorized, 60,068,228 and 47,335,409 shares issued and outstanding at December 31, 2019 and December 31, 2018, respectively	601	474
Additional paid in capital	1,452,014	920,661
Accumulated dividends in excess of net income	(144,378)	(128,778)
Accumulated other comprehensive income	5,680	10,620
Total American Assets Trust, Inc. stockholders' equity	1,313,917	802,977
Noncontrolling interests	(20,245)	(506)
Total equity	1,293,672	802,471
TOTAL LIABILITIES AND EQUITY	$2,790,333	$2,198,250

Fourth Quarter 2019 Supplemental Information	Page 5

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except shares and per share data)	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
REVENUE:
Rental income	$94,231	$78,365	$343,865	$309,537
Other property income	4,716	4,240	22,876	21,330
Total revenue	98,947	82,605	366,741	330,867
EXPENSES:
Rental expenses	25,356	23,797	91,967	86,482
Real estate taxes	10,750	9,012	40,013	34,973
General and administrative	6,376	6,645	24,871	22,784
Depreciation and amortization	26,472	21,060	96,205	107,093
Total operating expenses	68,954	60,514	253,056	251,332
OPERATING INCOME	29,993	22,091	113,685	79,535
Interest expense	(13,796)	(12,861)	(54,008)	(52,248)
Gain on sale of real estate	—	—	633	—
Other (expense) income, net	288	(21)	(122)	(85)
NET INCOME	16,485	9,209	60,188	27,202
Net income attributable to restricted shares	(104)	(96)	(381)	(311)
Net income attributable to unitholders in the Operating Partnership	(3,536)	(2,440)	(14,089)	(7,205)
NET INCOME ATTRIBUTABLE TO AMERICAN ASSETS TRUST, INC. STOCKHOLDERS	$12,845	$6,673	$45,718	$19,686

EARNINGS PER COMMON SHARE
Basic income from operations attributable to common stockholders per share	$0.22	$0.14	$0.84	$0.42
Weighted average shares of common stock outstanding - basic	59,663,771	46,967,778	54,110,949	46,950,812
Diluted income from continuing operations attributable to common stockholders per share	$0.22	$0.14	$0.84	$0.42
Weighted average shares of common stock outstanding - diluted	76,054,319	64,145,386	70,786,132	64,136,559

Fourth Quarter 2019 Supplemental Information	Page 6

FUNDS FROM OPERATIONS, FFO AS ADJUSTED & FUNDS AVAILABLE FOR DISTRIBUTION

(Amounts in thousands, except shares and per share data)	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Funds from Operations (FFO) (1)
Net income	$16,485	$9,209	$60,188	$27,202
Depreciation and amortization of real estate assets	26,472	21,060	96,205	107,093
Gain on sale of real estate	—	—	(633)	—
FFO, as defined by NAREIT	42,957	30,269	155,760	134,295
Less: Nonforfeitable dividends on restricted stock awards	(103)	(94)	(376)	(305)
FFO attributable to common stock and common units	$42,854	$30,175	$155,384	$133,990

FFO per diluted share/unit	$0.56	$0.47	$2.20	$2.09

Weighted average number of common shares and common units, diluted (2)	76,056,823	64,148,261	70,788,597	64,139,437

Funds Available for Distribution (FAD) (1)	$17,311	$8,136	$58,115	$83,437

Dividends
Dividends declared and paid	$22,938	$18,064	$80,605	$70,228
Dividends declared and paid per share/unit	$0.30	$0.28	$1.14	$1.09

Fourth Quarter 2019 Supplemental Information	Page 7

FUNDS FROM OPERATIONS, FFO AS ADJUSTED & FUNDS AVAILABLE FOR DISTRIBUTION (CONTINUED)

(Amounts in thousands, except shares and per share data)	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Funds Available for Distribution (FAD) (1)
FFO	$42,957	$30,269	$155,760	$134,295
Adjustments:
Tenant improvements, leasing commissions and maintenance capital expenditures	(24,118)	(21,994)	(92,185)	(53,655)
Net effect of straight-line rents (3)	(2,011)	89	(3,102)	2,123
Amortization of net above (below) market rents (4)	(1,005)	(1,349)	(3,786)	(3,570)
Net effect of other lease assets (5)	102	(9)	(4,140)	(20)
Amortization of debt issuance costs and debt fair value adjustment	371	365	1,467	1,530
Non-cash compensation expense	1,118	859	4,477	3,039
Nonforfeitable dividends on restricted stock awards	(103)	(94)	(376)	(305)
FAD	$17,311	$8,136	$58,115	$83,437

Summary of Capital Expenditures
Tenant improvements and leasing commissions	$12,687	$14,979	$52,924	$33,118
Maintenance capital expenditures	11,431	7,015	39,261	20,537
	$24,118	$21,994	$92,185	$53,655

Notes:

(1)	See Glossary of Terms.

(2)
For the three months and year ended December 31, 2019 and 2018, the weighted average common shares and common units used to compute FFO per diluted share/unit include operating partnership common units and unvested restricted stock awards that are subject to time vesting. The shares/units used to compute FFO per diluted share/unit include additional shares/units which were excluded from the computation of diluted EPS, as they were anti-dilutive for the periods presented.

(3)	Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.

(4)	Represents the adjustment related to the acquisition of buildings with above (below) market rents.

(5)
Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles, lease termination fees at Carmel Mountain Plaza and straight-line rent expense for our leases at the Annex at The Landmark at One Market.

Fourth Quarter 2019 Supplemental Information	Page 8

SAME-STORE NET OPERATING INCOME (NOI)

(Amounts in thousands)		Three Months Ended December 31, 2019
	Office	Retail	Multifamily	Mixed-Use	Total
Real estate rental revenue
Same-store	$33,950	$22,175	$12,615	$—	$68,740
Non-same store (1)	9,917	4,273	—	16,017	30,207
Total	43,867	26,448	12,615	16,017	98,947
Real estate expenses
Same-store	10,113	6,345	5,540	—	21,998
Non-same store (1)	2,736	1,597	—	9,775	14,108
Total	12,849	7,942	5,540	9,775	36,106
Net Operating Income (NOI)
Same-store	23,837	15,830	7,075	—	46,742
Non-same store (1)	7,181	2,676	—	6,242	16,099
Total	$31,018	$18,506	$7,075	$6,242	$62,841
Same-store NOI	$23,837	$15,830	$7,075	$—	$46,742
Net effect of straight-line rents (2)	(987)	397	(137)	—	(727)
Amortization of net above (below) market rents (3)	(423)	(331)	—	—	(754)
Net effect of other lease intangibles (4)	93	—	—	—	93
Tenant improvement reimbursements (5)	(3,471)	—	—	—	(3,471)
Same-store cash NOI (5)	$19,049	$15,896	$6,938	$—	$41,883

Notes:

(1)	Same-store and non-same store classifications are determined based on properties held on December 31, 2019 and 2018. See Glossary of Terms.

(2)	Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.

(3)	Represents the adjustment related to the acquisition of buildings with above (below) market rents.

(4)
Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles and straight-line rent expense for our leases at the Annex at The Landmark at One Market.

(5)	Tenant improvement reimbursements are excluded from same-store cash NOI to provide a more accurate measure of operating performance.

NOI and same-store cash NOI are non-GAAP supplemental earnings measures which we consider meaningful in measuring our operating performance. Reconciliations of NOI and same-store cash NOI to net income are included in the Glossary of Terms.

Fourth Quarter 2019 Supplemental Information	Page 9

SAME-STORE NET OPERATING INCOME (NOI) (CONTINUED)

(Amounts in thousands)	Year Ended December 31, 2019
	Office	Retail	Multifamily	Mixed-Use	Total
Real estate rental revenue
Same-store	$122,178	$91,630	$51,066	$—	$264,874
Non-same store (1)	22,505	15,974	—	63,388	101,867
Total	144,683	107,604	51,066	63,388	366,741
Real estate expenses
Same-store	34,972	24,369	20,863	—	80,204
Non-same store (1)	7,262	6,264	—	38,250	51,776
Total	42,234	30,633	20,863	38,250	131,980
Net Operating Income (NOI)
Same-store	87,206	67,261	30,203	—	184,670
Non-same store (1)	15,243	9,710	—	25,138	50,091
Total	$102,449	$76,971	$30,203	$25,138	$234,761
Same-store NOI	$87,206	$67,261	$30,203	$—	$184,670
Net effect of straight-line rents (2)	737	(621)	88	—	204
Amortization of net above (below) market rents (3)	(1,662)	(1,443)	—	—	(3,105)
Net effect of other lease assets (4)	238	(4,406)	—	—	(4,168)
Tenant improvement reimbursements (5)	(11,403)	(17)	—	—	(11,420)
Same-store cash NOI (5)	$75,116	$60,774	$30,291	$—	$166,181

Notes:

(1)	Same-store and non-same store are determined based on properties held on December 31, 2019 and 2018. See Glossary of Terms.

(2)	Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.

(3)	Represents the adjustment related to the acquisition of buildings with above (below) market rents.

(4)
Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles, lease termination fees at Carmel Mountain Plaza and straight-line rent expense for our leases at the Annex at The Landmark at One Market.

(5)	Tenant improvement reimbursements are excluded from Same-store Cash NOI to provide a more accurate measure of operating performance.

NOI and same-store cash NOI are non-GAAP supplemental earnings measures which we consider meaningful in measuring our operating performance. Reconciliations of NOI and same-store cash NOI to net income are included in the Glossary of Terms.

Fourth Quarter 2019 Supplemental Information	Page 10

SAME-STORE CASH NOI COMPARISON EXCLUDING REDEVELOPMENT

(Amounts in thousands)	Three Months Ended			Year Ended
	December 31,			December 31,
	2019	2018	Change	2019	2018	Change
Cash Basis:
Office	19,049	17,461	9.1%	75,116	73,601	2.1%
Retail	$15,896	$15,897	—	$60,774	$62,574	(2.9)
Multifamily	6,938	7,388	(6.1)	30,291	30,236	0.2
Mixed-Use	—	—	—	—	—	—
Same-store Cash NOI (1)(2)	$41,883	$40,746	2.8%	$166,181	$166,411	(0.1)%

Notes:

(1)	Excluding lease termination fees, for the three months and year ended December 31, 2019 and 2018, same-store cash NOI would be 2.3% and 1.3%, respectively.

(2)	See Glossary of Terms.

Same-store cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of same-store cash NOI to net income is included in the Glossary of Terms.

Fourth Quarter 2019 Supplemental Information	Page 11

SAME-STORE CASH NOI COMPARISON WITH REDEVELOPMENT

(Amounts in thousands)	Three Months Ended			Year Ended
	December 31,			December 31,
	2019	2018	Change	2019	2018	Change
Cash Basis:
Office	18,963	17,350	9.3%	74,665	73,190	2.0%
Retail	$18,356	$17,551	4.6	$69,890	$74,217	(5.8)
Multifamily	6,938	7,388	(6.1)	30,291	30,236	0.2
Mixed-Use	—	—	—	—	—	—
Same-store Cash NOI with Redevelopment (1)(2)	$44,257	$42,289	4.7%	$174,846	$177,643	(1.6)%

Notes:

(1)	Excluding lease termination fees, for the three months and year ended December 31, 2019 and 2018, same-store cash NOI with redevelopment would be 4.2% and (0.3)%, respectively.

(2)	See Glossary of Terms.

Same-store cash NOI with redevelopment is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of same-store cash NOI with redevelopment to net income is included in the Glossary of Terms.

Fourth Quarter 2019 Supplemental Information	Page 12

CASH NOI BY REGION

(Amounts in thousands)	Three Months Ended December 31, 2019
	Office	Retail	Multifamily	Mixed-Use	Total
Cash Basis:
Southern California	10,709	8,707	5,426	—	24,842
Northern California	5,263	3,295	—	—	8,558
Hawaii	—	2,915	—	6,041	8,956
Oregon	6,226	131	1,512	—	7,869
Texas	—	3,306	—	—	3,306
Washington	6,396	—	—	—	6,396
Total Cash NOI	$28,594	$18,354	$6,938	$6,041	$59,927

Cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of cash NOI to net income is included in the Glossary of Terms.

Fourth Quarter 2019 Supplemental Information	Page 13

CASH NOI BREAKDOWN

Three Months Ended December 31, 2019

Cash NOI Breakdown

Portfolio Diversification by Geographic Region	Portfolio Diversification by Segment

Cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of cash NOI to net income is included in the Glossary of Terms.

Fourth Quarter 2019 Supplemental Information	Page 14

PROPERTY REVENUE AND OPERATING EXPENSES

(Amounts in thousands)	Three Months Ended December 31, 2019
		Additional		Property
		Property	Billed Expense	Operating	Rental	Cash
Property	Base Rent (1)	Income (2)	Reimbursements (3)	Expenses (4)	Adjustments (5)	NOI (6)
Office Portfolio
La Jolla Commons (7)	$5,981	$284	$2,532	$(2,620)	$12	$6,189
Torrey Reserve Campus (8)	5,113	90	291	(1,847)	(461)	3,186
Torrey Point	554	71	—	(363)	(301)	(39)
Solana Crossing (8)	1,894	177	107	(710)	(66)	1,402
The Landmark at One Market	7,394	78	87	(2,520)	—	5,039
One Beach Street	761	7	101	(413)	(232)	224
First & Main	2,826	223	520	(999)	—	2,570
Lloyd District Portfolio (8)	3,232	568	107	(1,402)	1,240	3,745
City Center Bellevue	5,236	1,151	291	(1,855)	1,573	6,396
Subtotal Office Portfolio	$32,991	$2,649	$4,036	$(12,729)	$1,765	$28,712
Retail Portfolio
Carmel Country Plaza	$976	$23	$236	$(270)	$—	$965
Carmel Mountain Plaza	3,452	45	859	(928)	—	3,428
South Bay Marketplace	614	118	222	(208)	—	746
Gateway Marketplace	626	2	211	(225)	—	614
Lomas Santa Fe Plaza	1,511	23	344	(430)	—	1,448
Solana Beach Towne Centre	1,523	18	556	(588)	(3)	1,506
Del Monte Center	2,763	544	1,233	(1,533)	—	3,007
Geary Marketplace	290	—	153	(155)	—	288
The Shops at Kalakaua	470	24	72	(110)	—	456
Waikele Center	2,875	333	847	(1,597)	1	2,459
Alamo Quarry Market	3,494	202	1,412	(1,802)	—	3,306
Hassalo on Eighth - Retail	134	51	47	(101)	—	131
Subtotal Retail Portfolio	$18,728	$1,383	$6,192	$(7,947)	$(2)	$18,354

Fourth Quarter 2019 Supplemental Information	Page 15

PROPERTY REVENUE AND OPERATING EXPENSES (CONTINUED)

(Amounts in thousands)	Three Months Ended December 31, 2019
		Additional		Property
		Property	Billed Expense	Operating	Rental	Cash
Property	Base Rent (1)	Income (2)	Reimbursements (3)	Expenses (4)	Adjustments (5)	NOI (6)
Multifamily Portfolio
Loma Palisades	$3,257	$195	$—	$(1,370)	$(64)	$2,018
Imperial Beach Gardens	870	77	—	(347)	(14)	586
Mariner's Point	448	19	—	(175)	(4)	288
Santa Fe Park RV Resort	322	10	—	(204)	—	128
Pacific Ridge Apartments	4,143	194	—	(1,879)	(52)	2,406
Hassalo on Eighth - Multifamily	2,870	366	—	(1,563)	(161)	1,512
Subtotal Multifamily Portfolio	$11,910	$861	$—	$(5,538)	$(295)	$6,938
Mixed-Use Portfolio
Waikiki Beach Walk - Retail	$2,710	$1,292	$1,161	$(1,983)	$—	$3,180
Waikiki Beach Walk - Embassy Suites™	9,930	723	—	(7,792)	—	2,861
Subtotal Mixed-Use Portfolio	$12,640	$2,015	$1,161	$(9,775)	$—	$6,041
Subtotal Development Properties	$—	$—	$—	$(118)	$—	$(118)
Total	$76,269	$6,908	$11,389	$(36,107)	$1,468	$59,927

Cash NOI is a non-GAAP supplemental earnings measure which the company considers meaningful in measuring its operating performance. A reconciliation of total cash NOI to net income is included in the Glossary of Terms.

Notes:

(1)
Base rent for our office and retail portfolio and the retail portion of our mixed-use portfolio represents base rent for the three months ended December 31, 2019 (before abatements and tenant improvement reimbursements) and excludes the impact of straight-line rent and above (below) market rent adjustments. Total abatements for our office and retail portfolio were approximately $1,733 and $3, respectively, for the three months ended December 31, 2019. There were no abatements for the retail portion of our mixed-use portfolio for the three months ended December 31, 2019. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. Multifamily portfolio base rent represents base rent (including parking, before abatements) less vacancy allowance and employee rent credits and includes additional rents (additional rents include insufficient notice penalties, month-to-month charges and pet rent). There were $295 of abatements for our multifamily portfolio for the three months ended December 31, 2019. For Waikiki Beach Walk - Embassy SuitesTM, base rent is equal to the actual room revenue for the three months ended December 31, 2019. Total tenant improvement reimbursements for our retail and office portfolio were approximately $1 and $3,498, respectively, for the three months ended December 31, 2019. There were no tenant improvement reimbursements for the retail portion of our mixed-use portfolio for the three months ended December 31, 2019.

(2)
Represents additional property-related income for the three months ended December 31, 2019, which includes: (i) percentage rent, (ii) other rent (such as storage rent, license fees and association fees) and (iii) other property income (such as late fees, default fees, lease termination fees, parking revenue, the reimbursement of general excise taxes, laundry income and food and beverage sales).

(3)	Represents billed tenant expense reimbursements for the three months ended December 31, 2019.

(4)
Represents property operating expenses for the three months ended December 31, 2019. Property operating expenses includes all rental expenses, except non cash rent expense and the provision for bad debt recorded for deferred rent receivables.

(5)	Represents various rental adjustments related to base rent (abatements and tenant improvement reimbursements).

(6)	See Glossary of Terms.

(7)	La Jolla Commons, consisting of approximately 724,000 square feet in two office towers, was acquired by us on June 20, 2019.

(8)
Base rent shown includes amounts related to American Assets Trust, L.P.'s corporate leases at Torrey Reserve Campus, Solana Crossing and Lloyd District Portfolio. This intercompany rent is eliminated in the consolidated statement of operations. The base rent and abatements were both $311 for the three months ended December 31, 2019.

Fourth Quarter 2019 Supplemental Information	Page 16

SEGMENT CAPITAL EXPENDITURES

(Amounts in thousands)	Three Months Ended December 31, 2019
Segment	Tenant Improvements and Leasing Commissions	Maintenance Capital Expenditures	Total Tenant Improvements, Leasing Commissions and Maintenance Capital Expenditures	Redevelopment and Expansions	New Development	Total Capital Expenditures
Office Portfolio	$9,414	$3,665	$13,079	$212	$809	$14,100
Retail Portfolio	3,093	3,006	6,099	14	—	6,113
Multifamily Portfolio	—	958	958	—	—	958
Mixed-Use Portfolio	180	3,802	3,982	—	—	3,982
Total	$12,687	$11,431	$24,118	$226	$809	$25,153

	Year Ended December 31, 2019
Segment	Tenant Improvements and Leasing Commissions	Maintenance Capital Expenditures	Total Tenant Improvements, Leasing Commissions and Maintenance Capital Expenditures	Redevelopment and Expansions	New Development	Total Capital Expenditures
Office Portfolio	$46,947	$10,501	$57,448	$6,165	$936	$64,549
Retail Portfolio	5,654	16,882	22,536	308	—	22,844
Multifamily Portfolio	—	3,711	3,711	—	—	3,711
Mixed-Use Portfolio	323	8,167	8,490	—	—	8,490
Total	$52,924	$39,261	$92,185	$6,473	$936	$99,594

Fourth Quarter 2019 Supplemental Information	Page 17

SUMMARY OF OUTSTANDING DEBT

(Amounts in thousands)	Amount
	Outstanding at		Annual Debt
Debt	December 31, 2019	Interest Rate	Service (1)	Maturity Date
Torrey Reserve - VCI, VCII, VCIII	6,498	6.36%	6,707	June 1, 2020
Solana Crossing I-II	10,270	5.91%	10,577	June 1, 2020
Solana Beach Towne Centre	34,235	5.91%	35,257	June 1, 2020
City Center Bellevue (2)	111,000	3.98%	4,491	November 1, 2022
Secured Notes Payable / Weighted Average (3)	$162,003	4.61%	$57,032
Term Loan A (4)	$100,000	4.13%	$4,199	January 9, 2021
Series A Notes (5)	150,000	3.88%	6,060	October 31, 2021
Term Loan B (6)	100,000	2.75%	2,756	March 1, 2023
Term Loan C (7)	50,000	2.74%	1,374	March 1, 2023
Series F Notes (8)	100,000	3.85%	3,780	July 19, 2024
Series B Notes	100,000	4.45%	4,450	February 2, 2025
Series C Notes	100,000	4.50%	4,500	April 1, 2025
Series D Notes (9)	250,000	3.87%	10,725	March 1, 2027
Series E Notes (10)	100,000	4.18%	4,240	May 23, 2029
Series G Notes (11)	150,000	3.88%	5,865	July 30, 2030
Unsecured Notes Payable / Weighted Average (12)	$1,200,000	3.88%	$47,949
Unsecured Line of Credit (13)	$—	3.55%
Notes:

(1)	Includes interest and principal payments due over the next twelve months.

(2)	Interest only.

(3)	The Secured Notes Payable total does not include debt issuance costs, net of $0.1 million.

(4)
Term Loan A has a stated maturity of January 9, 2021, subject to our option to extend Term Loan A up to three times, with each such extension for a one-year period. Term Loan A accrues interest at a variable rate, which we fixed as part of an interest rate swap for an effective interest rate of 4.13%, subject to adjustments based on our consolidated leverage ratio.

(5)
$150 million of 4.04% Senior Guaranteed Notes, Series A, due October 31, 2021. Net of the settlement of the forward-starting interest rate swap, the effective interest rate for the Series A Notes is approximately 3.88% per annum, through maturity.

(6)
Term Loan B matures on March 1, 2023. Term Loan B accrues interest at a variable rate, which we fixed as part of an interest rate swap for an all-in interest rate of 2.75%, subject to adjustments based on our consolidated leverage ratio.

(7)
Term Loan C matures on March 1, 2023. Term Loan C accrues interest at a variable rate, which we fixed as part of an interest rate swap for an all-in interest rate of 2.74%, subject to adjustments based on our consolidated leverage ratio.

(8)
$100 million of 3.78% Senior Guaranteed Notes, Series F, due July 19, 2024. Net of the settlement of the treasury lock contract, the effective interest rate for the Series F Notes is approximately 3.85%, through maturity.

(9)
$250 million of 4.29% Senior Guaranteed Notes, Series D, due March 1, 2027. Net of the settlement of the forward-starting interest rate swap, the effective interest rate for the Series D Notes is approximately 3.87% per annum, through maturity.

(10)
$100 million of 4.24% Senior Guaranteed Notes, Series E, due May 23, 2029. Net of the settlement of the treasury lock contract, the effective interest rate for the Series E Notes is approximately 4.18%, through maturity.

(11)
$150 million of 3.91% Senior Guaranteed Notes, Series G, due July 30, 2030. Net of the settlement of the treasury lock contract, the effective interest rate for the Series G Notes is approximately 3.88% through maturity.

(12)	The Unsecured Notes Payable total does not include debt issuance costs, net of $4.2 million.

(13)
The unsecured revolving line of credit (the "Revolver Loan") has a capacity of $350 million plus an accordion feature that may allow us to increase the availability thereunder up to an additional $250 million, subject to meeting specified requirements and obtaining additional commitments from lenders. The Revolver Loan matures on January 9, 2022, subject to our option to extend the Revolver Loan up to two times, with each such extension for a six-month period. The Revolver Loan currently accrues interest at LIBOR, plus a spread which ranges from 1.05%-1.50%, based on our consolidated leverage ratio. The Revolver Loan total does not include debt issuance costs, net of $1.3 million.

Fourth Quarter 2019 Supplemental Information	Page 18

MARKET CAPITALIZATION

(Amounts in thousands, except per share data)

Market data	December 31, 2019
Common shares outstanding	60,068
Common units outstanding	16,390
Common shares and common units outstanding	76,458
Market price per common share	$45.90
Equity market capitalization	$3,509,422
Total debt	$1,362,003
Total market capitalization	$4,871,425
Less: Cash on hand	$(99,303)
Total enterprise value	$4,772,122
Total unencumbered assets, gross	$3,034,234

Total debt/Total capitalization	28.0%
Total debt/Total enterprise value	28.5%
Net debt/Total enterprise value (1)	26.5%
Total unencumbered assets, gross/Unsecured debt	252.9%

Total debt/Adjusted EBITDA (2)(3)	6.0	x
Net debt/Adjusted EBITDA (1)(2)(3)	5.6	x
Interest coverage ratio (4)	4.2	x
Fixed charge coverage ratio (4)	4.2	x

Weighted Average Fixed Interest Rate	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030
	6.0%	4.0%	4.0%	2.7%	3.8%	4.5%	—%	3.9%	—%	4.2%	3.9%

Total Weighed Average Fixed Interest Rate:	4.0%
Weighted Average Term to Maturity:	5.1 years

Credit Ratings
Rating Agency	Rating	Outlook
Fitch	BBB	Negative
Moody's	Baa3	Stable
Standard & Poors	BBB-	Stable
Notes:

(1)	Net debt is equal to total debt less cash on hand.

(2)	See Glossary of Terms for discussion of EBITDA and Adjusted EBITDA.

(3)	As used here, Adjusted EBITDA represents the actual for the three months ended December 31, 2019, annualized.

(4)	Calculated as Adjusted EBITDA divided by interest on borrowed funds, including capitalized interest and excluding debt fair value adjustments and loan fee amortization.

Fourth Quarter 2019 Supplemental Information	Page 19

SUMMARY OF DEVELOPMENT OPPORTUNITIES

Our portfolio has numerous potential opportunities to create future shareholder value. These opportunities could be subject to government approvals, lender consents, tenant consents, market conditions, availability of debt and/or equity financing, etc. Many of these opportunities are in their preliminary stages and may not ultimately come to fruition. This schedule will update as we modify various assumptions and markets conditions change. Square footages and units set forth below are estimates only and ultimately may differ materially from actual square footages and units.

Development Projects

								Project Costs (in thousands) (3)
		Start Date	Completion Date	Estimated Stabilized Yield (1)	Rentable Square Feet	Percent Leased	Estimated Stabilization Date (2)	Cost Incurred to Date	Total Estimated Investment

Property	Location
Office Property:
Torrey Point	San Diego, CA	2015	July 31, 2017	6.75% - 7.75%	90,000	56.7%	2020	$45,478	$55,800

Development/Redevelopment Pipeline
Property	Property Type	Location	Estimated Rentable Square Feet	Multifamily Units	Opportunity
Lomas Santa Fe Plaza	Retail	Solana Beach, CA	45,000	N/A	Development of 45,000 square feet retail building
La Jolla Commons	Office	University Town Center, San Diego, CA	214,000	N/A	Development of approximately 214,000 square feet class A+ office, hotel
Lloyd District Portfolio - multiple phases (4)	Mixed Use	Portland, OR	TBD	TBD
Phase 2A - Oregon Square			33,000	N/A	Remodel and repurpose a 33,000 square feet office building into flexible creative office space

Phase 2B - Oregon Square			TBD	TBD	Development of mixed-use residential tower and/or build-to-suit office tower

Notes:

(1)	The estimated stabilized yield is calculated based on total estimated project costs, as defined above, when the project has reached stabilized occupancy.

(2)	Based on management's estimation of stabilized occupancy (90%).

(3)	Project costs exclude capitalized interest cost which is calculated in accordance with Accounting Standards Codification 835-20-50-1.

(4)
The Lloyd District Portfolio was acquired in 2011, consisting of approximately 600,000 rentable square feet on more than 16 acres located in the Lloyd District of Portland, Oregon. The portion of the property that has been designated for additional development is expected to include a high density, transit oriented, mixed-use urban village, with the potential to be in excess of approximately three million square feet. The entitlement for such development opportunity allows a 12:1 Floor Area Ratio with a 250 foot height limit and provides for retail, office and/or multifamily development.  Additional development plans are in the early stages and will continue to progress as demand and economic conditions allow.

Fourth Quarter 2019 Supplemental Information	Page 20

PORTFOLIO DATA

Fourth Quarter 2019 Supplemental Information	Page 21

PROPERTY REPORT

As of December 31, 2019				Retail and Office Portfolios
				Net			Annualized
			Number	Rentable			Base Rent per
		Year Built/	of	Square	Percentage	Annualized	Square
Property	Location	Renovated	Buildings	Feet (1)	Leased (2)	Base Rent (3)	Foot (4)	Retail Anchor Tenant(s) (5)	Other Principal Retail Tenants (6)
Office Properties
La Jolla Commons	San Diego, CA	2008/2014	2	723,945	99.0%	$36,197,609	$50.51
Torrey Reserve Campus	San Diego, CA	1996-2000/2014-2016	14	521,311	93.1%	21,540,295	44.38
Torrey Point	San Diego, CA	2017	2	91,990	56.7	2,217,822	42.52
Solana Crossing	Solana Beach, CA	1982/2005	4	212,614	97.3	7,882,527	38.10
The Landmark at One Market (7)	San Francisco, CA	1917/2000	1	422,426	100.0	29,574,142	70.01
One Beach Street	San Francisco, CA	1924/1972/1987/1992	1	97,614	45.0	2,407,267	54.80
First & Main	Portland, OR	2010	1	360,641	98.7	11,315,061	31.79
Lloyd District Portfolio	Portland, OR	1940-2015	2	515,850	96.0	13,151,480	26.56
City Center Bellevue	Bellevue, WA	1987	1	497,488	98.9	21,222,347	43.13
Subtotal/Weighted Average Office Portfolio (8)			28	3,443,879	95.0%	$145,508,550	$44.48
Retail Properties
Carmel Country Plaza	San Diego, CA	1991	9	78,098	94.6%	$3,939,853	$53.33		Sharp Healthcare, San Diego County Credit Union
Carmel Mountain Plaza (9)	San Diego, CA	1994/2014	15	528,416	97.0	14,113,184	27.53	At Home Stores	Dick's Sporting Goods, Saks Fifth Avenue Off 5th
South Bay Marketplace (9)	San Diego, CA	1997	9	132,877	100.0	2,472,266	18.61		Ross Dress for Less, Grocery Outlet
Gateway Marketplace	San Diego, CA	1997/2016	3	127,861	100.0	2,412,123	18.87	Hobby Lobby	Smart & Final, Aldi
Lomas Santa Fe Plaza	Solana Beach, CA	1972/1997	9	208,030	97.7	6,046,434	29.75		Vons, Home Goods
Solana Beach Towne Centre	Solana Beach, CA	1973/2000/2004	12	247,535	97.7	6,223,473	25.73		Dixieline Probuild, Marshalls
Del Monte Center (9)	Monterey, CA	1967/1984/2006	16	673,572	98.0	11,795,227	17.87	Macy's	Century Theatres, Whole Foods Market
Geary Marketplace	Walnut Creek, CA	2012	3	35,159	100.0	1,232,864	35.07		Sprouts Farmer Market, Freebirds Wild Burrito
The Shops at Kalakaua	Honolulu, HI	1971/2006	3	11,671	100.0	1,878,736	160.97		Hawaii Beachware & Fashion, Diesel U.S.A. Inc.
Waikele Center	Waipahu, HI	1993/2008	9	418,047	99.5	12,534,073	30.13	Lowe's, Safeway	UFC Gym, Old Navy
Alamo Quarry Market (9)	San Antonio, TX	1997/1999	16	588,148	97.2	14,170,932	24.79	Regal Cinemas	Bed Bath & Beyond, Whole Foods Market
Hassalo on Eighth	Portland, OR	2015	3	44,236	89.5	986,185	24.91		Providence Health & Services, Green Zebra Grocery
Subtotal/Weighted Average Retail Portfolio (8)			107	3,093,650	97.8%	$77,805,350	$25.72
Total/Weighted Average Retail and Office Portfolio (8)			135	6,537,529	96.3%	$223,313,900	$35.47

Fourth Quarter 2019 Supplemental Information	Page 22

PROPERTY REPORT (CONTINUED)

As of December 31, 2019
			Number				Average Monthly
		Year Built/	of		Percentage	Annualized	Base Rent per
Property	Location	Renovated	Buildings	Units	Leased (2)	Base Rent (3)	Leased Unit (4)
Loma Palisades	San Diego, CA	1958/2001-2008	80	548	96.0%	$13,966,392	$2,212
Imperial Beach Gardens	Imperial Beach, CA	1959/2008	26	160	93.1	3,578,328	$2,002
Mariner's Point	Imperial Beach, CA	1986	8	88	93.2	1,775,364	$1,804
Santa Fe Park RV Resort (10)	San Diego, CA	1971/2007-2008	1	126	88.1	1,367,484	$1,027
Pacific Ridge Apartments	San Diego, CA	2013	3	533	94.4	17,277,480	$2,862
Hassalo on Eighth - Velomor	Portland, OR	2015	1	177	89.3	3,048,972	$1,607
Hassalo on Eighth - Aster Tower	Portland, OR	2015	1	337	92.9	6,112,248	$1,627
Hassalo on Eighth - Elwood	Portland, OR	2015	1	143	82.5	2,234,496	$1,578
Total/Weighted Average Multifamily Portfolio			121	2,112	92.8%	$49,360,764	$2,099

Mixed-Use Portfolio
			Number	Net Rentable			Annualized Base
		Year Built/	of	Square	Percentage	Annualized	Rent per Leased	Retail
Retail Portion	Location	Renovated	Buildings	Feet (1)	Leased (2)	Base Rent (3)	Square Foot (4)	Anchor Tenant(s) (5)	Other Principal Retail Tenants (6)
Waikiki Beach Walk - Retail	Honolulu, HI	2006	3	96,707	97.9%	$11,130,250	$117.56		Yard House, Roy's

			Number				Annualized
		Year Built/	of		Average	Average	Revenue per
Hotel Portion	Location	Renovated	Buildings	Units	Occupancy (11)	Daily Rate (11)	Available Room (11)
Waikiki Beach Walk - Embassy Suites™	Honolulu, HI	2008/2014	2	369	90.7%	$322.75	$292.57
Notes:

(1)
The net rentable square feet for each of our retail properties and the retail portion of our mixed-use property is the sum of (1) the square footages of existing leases, plus (2) for available space, the field-verified square footage. The net rentable square feet for each of our office properties is the sum of (1) the square footages of existing leases, plus (2) for available space, management’s estimate of net rentable square feet based, in part, on past leases. The net rentable square feet included in such office leases is generally determined consistently with the Building Owners and Managers Association, or BOMA, 2010 measurement guidelines. Net rentable square footage may be adjusted from the prior periods to reflect re-measurement of leased space at the properties.

(2)
Percentage leased for each of our retail and office properties and the retail portion of the mixed-use property includes square footage under leases as of December 31, 2019, including leases which may not have commenced as of December 31, 2019. Percentage leased for our multifamily properties includes total units rented as of December 31, 2019.

(3)
Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) under commenced leases for the month ended December 31, 2019 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. The foregoing notwithstanding, the annualized base rent for La Jolla Commons has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases, by adding the contractual annualized triple net base rent of $24,364,930 to our estimate of annual triple net operating expenses of $11,832,678 for an estimated annualized base rent on a modified gross lease basis of $36,197,608 for La Jolla Commons.

(4)
Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage under lease as of December 31, 2019. Annualized base rent per leased unit is calculated by dividing annualized base rent by units under lease as of December 31, 2019. The foregoing notwithstanding, the annualized base rent per leased square foot for La Jolla Commons has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases.   See footnote 3 for further explanation.

(5)	Retail anchor tenants are defined as retail tenants leasing 50,000 square feet or more.

(6)	Other principal retail tenants are defined as the two tenants leasing the most square footage, excluding anchor tenants.

(7)
This property contains 422,426 net rentable square feet consisting of The Landmark at One Market (375,151 net rentable square feet) as well as a separate long-term leasehold interest in approximately 44,220 net rentable square feet of space located in an adjacent six-story leasehold known as the Annex. We currently lease the Annex from an affiliate of the Paramount Group pursuant to a long-term master lease effective through June 30, 2021, which we have the option to extend until 2031 pursuant to two five-year extension options.

Fourth Quarter 2019 Supplemental Information	Page 23

PROPERTY REPORT (CONTINUED)

(8)	Lease data for signed but not commenced leases as of December 31, 2019 is in the following table:

	Leased Square Feet		Annualized Base	Pro Forma Annualized
	Under Signed But	Annualized	Rent per	Base Rent per
	Not Commenced Leases (a)	Base Rent (b)	Leased Square Foot (b)	Leased Square Foot (c)
Office Portfolio	298,169	$17,498,233	$58.69	$49.80
Retail Portfolio	28,249	$737,855	$26.12	$25.98
Total Retail and Office Portfolio	326,418	$18,236,088	$55.87	$38.35

(a)
Office portfolio leases signed but not commenced of 197,415, 46,846, 48,784, and 5,124 square feet are expected to commence during the first, second and third quarters of 2020 and the first quarter of 2021, respectively. Retail portfolio leases signed but not commenced of 5,653, 4,821 and 17,775 square feet are expected to commence during the first, second and fourth quarters of 2020, respectively.

(b)
Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) for signed but not commenced leases as of December 31, 2019 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. The foregoing notwithstanding, the annualized base rent for signed but not commenced leases as of December 31, 2019 at La Jolla Commons has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases. Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage for signed by not commenced leases.

(c)
Pro forma annualized base rent is calculated by dividing annualized base rent for commenced leases and for signed but not commenced leases as of December 31, 2019, by square footage under lease as of December 31, 2019.

(9)    Net rentable square feet at certain of our retail properties includes pad sites leased pursuant to the ground leases in the following table:

Property	Number of Ground Leases	Square Footage Leased Pursuant to Ground Leases	Aggregate Annualized Base Rent
Carmel Mountain Plaza	5	17,607	$780,964
South Bay Marketplace	1	2,824	$102,276
Del Monte Center	1	212,500	$96,000
Alamo Quarry Market	4	31,994	$509,880

(10)
The Santa Fe Park RV Resort is subject to seasonal variation, with higher rates of occupancy occurring during the summer months. During the 12 months ended December 31, 2019, the highest average monthly occupancy rate for this property was 95%, occurring in August 2019. The number of units at the Santa Fe Park RV Resort includes 122 RV spaces and four apartments.

(11)
Average occupancy represents the percentage of available units that were sold during the three months ended December 31, 2019, and is calculated by dividing the number of units sold by the product of the total number of units and the total number of days in the period. Average daily rate represents the average rate paid for the units sold and is calculated by dividing the total room revenue (i.e., excluding food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services) for the three months ended December 31, 2019 by the number of units sold. Revenue per available room, or RevPAR, represents the total unit revenue per total available units for the three months ended December 31, 2019 and is calculated by multiplying average occupancy by the average daily rate. RevPAR does not include food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services.

Fourth Quarter 2019 Supplemental Information	Page 24

OFFICE LEASING SUMMARY

As of December 31, 2019
Total Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
4th Quarter 2019	9	100%	81,188	$56.13	$43.82	$999,611	28.1%	58.5%	6.8	$3,990,311	$49.15
3rd Quarter 2019	14	100%	70,907	$51.95	$46.40	$393,387	12.0%	29.2%	6.1	$3,237,139	$45.65
2nd Quarter 2019	16	100%	86,779	$51.70	$44.00	$668,474	17.5%	26.7%	5.8	$3,659,392	$42.17
1st Quarter 2019	6	100%	37,541	$49.46	$47.48	$74,466	4.2%	14.6%	6.5	$1,457,995	$38.84
Total 12 months	45	100%	276,415	$52.76	$45.04	$2,135,938	17.2%	34.1%	6.3	$12,344,837	$44.66

New Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
4th Quarter 2019	4	44%	59,048	$60.94	$45.49	$912,011	34.0%	71.6%	7.3	$3,515,026	$59.53
3rd Quarter 2019	5	36%	43,678	$56.18	$48.18	$349,643	16.6%	33.8%	7.0	$2,420,924	$55.43
2nd Quarter 2019	6	38%	45,570	$54.27	$44.20	$458,844	22.8%	30.9%	6.5	$3,379,047	$74.15
1st Quarter 2019	1	17%	7,506	$48.60	$45.61	$22,479	6.6%	23.2%	7.4	$562,950	$75.00
Total 12 months	16	36%	155,802	$57.06	$45.87	$1,742,977	24.4%	45.5%	7.0	$9,877,947	$63.40

Renewal Lease Summary - Comparable (1)(5)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
4th Quarter 2019	5	56%	22,140	$43.30	$39.34	$87,600	10.1%	21.9%	5.4	$475,285	$21.47
3rd Quarter 2019	9	64%	27,229	$45.16	$43.56	$43,744	3.7%	20.4%	4.7	$816,215	$29.98
2nd Quarter 2019	10	63%	41,209	$48.87	$43.78	$209,630	11.6%	21.7%	5.0	$280,345	$6.80
1st Quarter 2019	5	83%	30,035	$49.68	$47.95	$51,987	3.6%	12.7%	6.2	$895,045	$29.80
Total 12 months	29	64%	120,613	$47.21	$43.95	$392,961	7.4%	18.9%	5.3	$2,466,890	$20.45

Total Lease Summary - Comparable and Non-Comparable
	Number of Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
4th Quarter 2019	15	138,036	$52.41	6.9	$8,109,268	$58.75
3rd Quarter 2019	21	98,410	$51.36	6.1	$5,263,390	$53.48
2nd Quarter 2019	23	197,661	$47.92	8.0	$14,827,884	$75.02
1st Quarter 2019	12	70,228	$47.06	6.3	$3,549,809	$50.55
Total 12 months	71	504,335	$49.70	7.1	$31,750,351	$62.96
Notes:

(1)	Comparable leases represent those leases signed on spaces for which there was a previous lease.

(2)	Contractual rent represents contractual minimum rent under the new lease for the first twelve months of the term.

(3)	Prior rent represents the minimum rent paid under the previous lease in the final twelve months of the term.

(4)	Weighted average is calculated on the basis of square footage.

(5)	Excludes renewals at fixed contractual rates specified in the lease.

Fourth Quarter 2019 Supplemental Information	Page 25

RETAIL LEASING SUMMARY

As of December 31, 2019
Total Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
4th Quarter 2019	10	100%	32,869	$53.80	$55.97	$(71,256)	(3.9)%	8.0%	5.2	$879,307	$26.75
3rd Quarter 2019	19	100%	30,019	$59.44	$57.81	$48,980	2.8%	9.3%	3.5	$108,000	$3.60
2nd Quarter 2019	10	100%	37,843	$31.71	$30.75	$36,300	3.1%	12.5%	7.4	$267,740	$7.08
1st Quarter 2019	13	100%	48,376	$49.14	$46.49	$127,861	5.7%	15.2%	5.4	$617,060	$12.76
Total 12 months	52	100%	149,107	$47.82	$46.86	$141,885	2.0%	11.4%	5.5	$1,872,107	$12.56

New Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
4th Quarter 2019	2	20%	8,874	$39.13	$41.06	$(17,114)	(4.7)%	28.7%	9.0	$874,307	$98.52
3rd Quarter 2019	2	11%	4,094	$88.85	$80.99	$32,185	9.7%	5.3%	5.0	$96,500	$23.57
2nd Quarter 2019	2	20%	16,900	$14.44	$15.40	$(16,172)	(6.2)%	(2.9)%	9.5	$222,740	$13.18
1st Quarter 2019	1	8%	2,441	$52.00	$54.97	$(7,247)	(5.4)%	15.0%	10.1	$294,100	$120.48
Total 12 months	7	13%	32,309	$33.49	$33.75	$(8,348)	(0.8)%	11.2%	8.8	$1,487,647	$46.04

Renewal Lease Summary - Comparable (1)(5)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
4th Quarter 2019	8	80%	23,995	$59.23	$61.48	$(54,142)	(3.7)%	3.7%	3.8	$5,000	$0.21
3rd Quarter 2019	17	89%	25,925	$54.79	$54.14	$16,795	1.2%	10.2%	3.2	$11,500	$0.44
2nd Quarter 2019	8	80%	20,943	$45.64	$43.13	$52,472	5.8%	17.3%	5.8	$45,000	$2.15
1st Quarter 2019	12	92%	45,935	$48.98	$46.04	$135,108	6.4%	15.2%	5.2	$322,960	$7.03
Total 12 months	45	87%	116,798	$51.78	$50.49	$150,233	2.5%	11.5%	4.6	$384,460	$3.29

Total Lease Summary - Comparable and Non-Comparable (1)
	Number of Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
4th Quarter 2019	15	55,252	$46.85	5.7	$3,520,679	$63.72
3rd Quarter 2019	22	34,850	$56.63	3.7	$355,825	$10.21
2nd Quarter 2019	13	46,609	$32.27	7.8	$730,310	$15.67
1st Quarter 2019	17	159,746	$26.17	8.6	$3,252,580	$20.36
Total 12 months	67	296,457	$34.56	7.4	$7,859,394	$26.51
Notes:

(1)	Comparable leases represent those leases signed on spaces for which there was a previous lease, including leases signed for the retail portion of our mixed-use property.

(2)	Contractual rent represents contractual minimum rent under the new lease for the first twelve months of the term.

(3)	Prior rent represents the minimum rent paid under the previous lease in the final twelve months of the term.

(4)	Weighted average is calculated on the basis of square footage.

(5)	Excludes renewals at fixed contractual rates specified in the lease.

Fourth Quarter 2019 Supplemental Information	Page 26

MULTIFAMILY LEASING SUMMARY

As of December 31, 2019
Lease Summary - Loma Palisades
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
4th Quarter 2019	526	96.0%	$13,966,392	$2,212
3rd Quarter 2019	501	91.4%	$12,754,848	$2,122
2nd Quarter 2019	528	96.4%	$13,918,368	$2,196
1st Quarter 2019	526	96.0%	$13,277,760	$2,103

Lease Summary - Imperial Beach Gardens
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
4th Quarter 2019	149	93.1%	$3,578,328	$2,002
3rd Quarter 2019	145	90.6%	$3,575,256	$2,055
2nd Quarter 2019	150	93.8%	$3,653,532	$2,029
1st Quarter 2019	149	93.1%	$3,594,420	$2,011

Lease Summary - Mariner's Point
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
4th Quarter 2019	82	93.2%	$1,775,364	$1,804
3rd Quarter 2019	82	93.2%	$1,768,140	$1,797
2nd Quarter 2019	84	95.5%	$1,808,868	$1,794
1st Quarter 2019	84	95.5%	$1,720,920	$1,706

Lease Summary - Santa Fe Park RV Resort
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
4th Quarter 2019	111	88.1%	$1,367,484	$1,027
3rd Quarter 2019	91	72.2%	$1,229,112	$1,126
2nd Quarter 2019	110	87.3%	$1,867,584	$1,415
1st Quarter 2019	99	78.6%	$1,398,636	$1,177

Lease Summary - Pacific Ridge Apartments
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
4th Quarter 2019	503	94.4%	$17,277,480	$2,862
3rd Quarter 2019	496	93.1%	$16,521,048	$2,774
2nd Quarter 2019	471	88.4%	$15,804,348	$2,795
1st Quarter 2019	515	96.6%	$17,057,604	$2,761

Fourth Quarter 2019 Supplemental Information	Page 27

MULTIFAMILY LEASING SUMMARY (CONTINUED)

As of December 31, 2019
Lease Summary - Hassalo on Eighth - Velomor
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
4th Quarter 2019	158	89.3%	$3,048,972	$1,607
3rd Quarter 2019	160	90.4%	$3,110,592	$1,620
2nd Quarter 2019	170	96.1%	$3,240,348	$1,588
1st Quarter 2019	163	92.1%	$3,161,508	$1,616

Lease Summary - Hassalo on Eighth - Aster Tower
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
4th Quarter 2019	313	92.9%	$6,112,248	$1,627
3rd Quarter 2019	306	90.8%	$6,150,696	$1,675
2nd Quarter 2019	317	94.1%	$6,289,680	$1,653
1st Quarter 2019	322	95.6%	$6,355,236	$1,644

Lease Summary - Hassalo on Eighth - Elwood
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
4th Quarter 2019	118	82.5%	$2,234,496	$1,578
3rd Quarter 2019	130	90.9%	$2,454,264	$1,573
2nd Quarter 2019	125	87.4%	$2,410,944	$1,608
1st Quarter 2019	125	87.4%	$2,438,592	$1,626

Total Multifamily Lease Summary
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
4th Quarter 2019	1,960	92.8%	$49,360,764	$2,099
3rd Quarter 2019	1,911	90.5%	$47,563,956	$2,074
2nd Quarter 2019	1,955	92.6%	$48,993,672	$2,088
1st Quarter 2019	1,983	93.9%	$49,004,676	$2,059

Notes:

(1)	Percentage leased for our multifamily properties includes total units rented as of each respective quarter end date.

(2)	Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) as of each respective quarter end date.

(3)	Annualized base rent per leased unit is calculated by dividing annualized base rent, by units under lease as of each respective quarter end date.

Fourth Quarter 2019 Supplemental Information	Page 28

MIXED-USE LEASING SUMMARY

As of December 31, 2019
Lease Summary - Retail Portion
	Number of Leased Square Feet	Percentage leased (1)	Annualized Base Rent (2)	Annualized Base Rent per Leased Square Foot (3)
Quarter
4th Quarter 2019	94,701	97.9%	$11,130,250	$118
3rd Quarter 2019	94,766	98.0%	$10,773,409	$114
2nd Quarter 2019	94,934	98.2%	$11,184,771	$118
1st Quarter 2019	94,934	98.2%	$11,073,053	$117

Lease Summary - Hotel Portion
	Number of Leased Units	Average Occupancy (4)	Average Daily Rate (4)	Annualized Revenue per Available Room (4)
Quarter
4th Quarter 2019	335	90.7%	$323	$293
3rd Quarter 2019	343	92.9%	$357	$332
2nd Quarter 2019	338	91.6%	$308	$282
1st Quarter 2019	339	91.8%	$316	$290
Notes:

(1)	Percentage leased for mixed-use property includes square footage under leases as of December 31, 2019, including leases which may not have commenced as of December 31, 2019.

(2)
Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) for the month ended December 31, 2019 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses.

(3)	Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage under lease as of December 31, 2019.

(4)
Average occupancy represents the percentage of available units that were sold during the three months ended December 31, 2019, and is calculated by dividing the number of units sold by the product of the total number of units and the total number of days in the period. Average daily rate represents the average rate paid for the units sold and is calculated by dividing the total room revenue (i.e., excluding food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services) for each respective quarter period by the number of units sold. Revenue per available room, or RevPAR, represents the total unit revenue per total available units for each respective quarter period and is calculated by multiplying average occupancy by the average daily rate. RevPAR does not include food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services.

Fourth Quarter 2019 Supplemental Information	Page 29

LEASE EXPIRATIONS

As of December 31, 2019
Assumes no exercise of lease options
	Office					Retail				Mixed-Use (Retail Portion Only)				Total
			% of	% of	Annualized		% of	% of	Annualized		% of	% of	Annualized		% of	Annualized
	Expiring		Office	Total	Base Rent	Expiring	Retail	Total	Base Rent	Expiring	Mixed-Use	Total	Base Rent	Expiring	Total	Base Rent
Year	Sq. Ft.		Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)
Month to Month	24,190		0.7%	0.4%	$8.77	12,691	0.4%	0.2%	$38.71	2,473	2.6%	—%	$51.51	39,354	0.6%	$21.11
2020	284,430		8.3	4.3	$34.78	284,843	9.2	4.3	$26.85	10,287	10.6	0.2	$71.19	579,560	8.7	$31.53
2021	203,759		5.9	3.1	$44.63	184,945	6.0	2.8	$43.76	20,164	20.9	0.3	$187.63	408,868	6.2	$51.29
2022	302,977		8.8	4.6	$45.67	441,519	14.3	6.7	$31.16	6,271	6.5	0.1	$180.05	750,767	11.3	$38.26
2023	351,114		10.2	5.3	$52.33	307,650	9.9	4.6	$24.98	6,432	6.7	0.1	$77.64	665,196	10.0	$39.93
2024	183,445		5.3	2.8	$45.92	463,977	15.0	7.0	$29.20	12,425	12.8	0.2	$146.67	659,847	9.9	$36.06
2025	308,342		9.0	4.6	$35.88	205,699	6.6	3.1	$24.76	14,711	15.2	0.2	$49.22	528,752	8.0	$31.93
2026	257,193		7.5	3.9	$40.38	111,439	3.6	1.7	$27.97	—	—	—	—	368,632	5.6	$36.63
2027	132,044	(2)(3)	3.8	2.0	$37.88	120,100	3.9	1.8	$26.33	13,118	13.6	0.2	76.03	265,262	4.0	$34.54
2028	104,343		3.0	1.6	$42.35	481,296	15.6	7.3	$14.55	8,820	9.1	0.1	$149.08	594,459	9.0	$21.43
2029	671,183	(4)(5)	19.5	10.1	$55.75	187,980	6.1	2.8	$20.00	—	—	—	—	859,163	13.0	$47.93
Thereafter	149,406		4.3	2.3	$37.18	196,231	6.3	3.0	$22.65	—	—	—	—	345,637	5.2	$28.93
Signed Leases Not Commenced	298,169		8.7	4.5	—	28,249	0.9	0.4	—	—	—	—	—	326,418	4.9	—
Available	173,284		5.0	2.6	—	67,031	2.2	1.0	—	2,006	2.1	—	—	242,321	3.7	—
Total (4)	3,443,879		100.0%	51.9%	$38.82	3,093,650	100.0%	46.6%	$25.15	96,707	100.0%	1.5%	$115.09	6,634,236	100.0%	$33.56

Assumes all lease options are exercised
	Office					Retail				Mixed-Use (Retail Portion Only)				Total
			% of	% of	Annualized		% of	% of	Annualized		% of	% of	Annualized		% of	Annualized
	Expiring		Office	Total	Base Rent	Expiring	Retail	Total	Base Rent	Expiring	Mixed-Use	Total	Base Rent	Expiring	Total	Base Rent
Year	Sq. Ft.		Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)
Month to Month	24,190		0.7%	0.4%	$8.77	12,691	0.4%	0.2%	$38.71	2,473	2.6%	—%	$51.51	39,354	0.6%	$21.11
2020	165,502		4.8	2.5	$34.39	178,844	5.8	2.7	$23.34	4,483	4.6	0.1	$63.66	348,829	5.3	$29.10
2021	83,484		2.4	1.3	$50.16	103,158	3.3	1.6	$45.24	20,164	20.9	0.3	$187.63	206,806	3.1	$61.11
2022	71,595		2.1	1.1	$45.41	114,391	3.7	1.7	$37.74	6,701	6.9	0.1	$181.49	192,687	2.9	$45.59
2023	111,397		3.2	1.7	$43.44	63,566	2.1	1.0	$37.32	6,432	6.7	0.1	$77.64	181,395	2.7	$42.51
2024	42,163		1.2	0.6	$40.62	204,701	6.6	3.1	$32.20	7,023	7.3	0.1	$198.68	253,887	3.8	$38.20
2025	169,360		4.9	2.6	$36.25	111,081	3.6	1.7	$29.14	3,153	3.3	—	$83.02	283,594	4.3	$33.99
2026	118,375		3.4	1.8	$39.52	96,497	3.1	1.5	$29.77	—	—	—	—	214,872	3.2	$35.14
2027	132,266		3.8	2.0	$36.41	172,059	5.6	2.6	$29.97	13,118	13.6	0.2	76.03	317,443	4.8	$34.56
2028	150,943		4.4	2.3	$43.57	220,645	7.1	3.3	$22.98	1,906	2.0	—	$203.52	373,494	5.6	$32.22
2029	146,169		4.2	2.2	$47.88	115,606	3.7	1.7	$29.76	5,402	5.6	0.1	79.04	267,177	4.0	$40.67
Thereafter	1,756,982	(2)(3)(4)(5)	51.0	26.5	$48.14	1,605,131	51.9	24.2	$22.06	23,846	24.7	0.4	$73.35	3,385,959	51.0	$35.95
Signed Leases Not Commenced	298,169		8.7	4.5	—	28,249	0.9	0.4	—	—	—	—	—	326,418	4.9	—
Available	173,284		5.0	2.6	—	67,031	2.2	1.0	—	2,006	2.1	—	—	242,321	3.7	—
Total (4)	3,443,879		100.0%	51.9%	$38.82	3,093,650	100.0%	46.6%	$25.15	96,707	100.0%	1.5%	$115.09	6,634,236	100.0%	$33.56

Fourth Quarter 2019 Supplemental Information	Page 30

LEASE EXPIRATIONS (CONTINUED)

As of December 31, 2019

Notes:

(1)
Annualized base rent per leased square foot is calculated by dividing (i) annualized base rent for leases expiring during the applicable period, by (ii) square footage under such expiring leases. Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) for the month ended December 31, 2019 for the leases expiring during the applicable period by (ii) 12 months.

(2)
The expirations include 19,103 square feet leased by several tenants at La Jolla Commons through June 30, 2020, for which an S&P 500 member has signed an agreement to lease such space beginning January 1, 2021 through October 31, 2027 with options to extend the lease through October 31, 2032.

(3)
The expirations include 18,561 square feet leased by Esterline Technologies Corporation at City Center Bellevue through December 31, 2019, for which VMWare, Inc. has signed an agreement to lease such space beginning July 1, 2020 through July 31, 2027 with options to extend the lease through July 31, 2037.

(4)
The expirations include 18,244 square feet leased by Alibaba Group (U.S.) Inc. at City Center Bellevue through October 31, 2020, for which Smartsheet, Inc. has an agreement to lease such space beginning March 1, 2021 through April 30, 2029 with options to extend the lease through April 30, 2034.

(5)
The expirations include 32,304 square feet leased by GE Healthcare at City Center Bellevue through December 31, 2021, for which Smartsheet, Inc. has signed an agreement to lease such space beginning May 1, 2022 through April 30, 2029 with options to extend the lease through April 30, 2034.

(6)	Individual items may not add up to total due to rounding.

Fourth Quarter 2019 Supplemental Information	Page 31

PORTFOLIO LEASED STATISTICS

	At December 31, 2019				At December 31, 2018
Type	Size	Leased (1)		Leased %	Size	Leased (1)		Leased %
Overall Portfolio(2) Statistics
Office Properties (square feet)	3,443,879	3,270,595		95.0%	2,656,486	2,414,893		90.9%
Retail Properties (square feet)	3,093,650	3,026,619		97.8%	3,093,581	2,904,331		93.9%
Multifamily Properties (units)	2,112	1,960		92.8%	2,112	1,977		93.6%
Mixed-Use Properties (square feet)	96,707	94,701		97.9%	96,707	92,890		96.1%
Mixed-Use Properties (units)	369	338	(3)	91.7%	369	343	(3)	93.0%

Same-Store(2) Statistics
Office Properties (square feet)(4)	2,719,934	2,554,036		93.9%	2,656,486	2,414,893		90.9%
Retail Properties (square feet)(5)	2,675,603	2,610,522		97.6%	2,675,534	2,486,284		92.9%
Multifamily Properties (units)	2,112	1,960		92.8%	2,112	1,977		93.6%

Notes:

(1)
Leased square feet includes square feet under lease as of each date, including leases which may not have commenced as of that date. Leased units for our multifamily properties include total units rented as of that date.

(2)	See Glossary of Terms.

(3)	Represents average occupancy for the year ended December 31, 2019 and 2018.

(4)
The same-store portfolio includes the 830 building at Lloyd District Portfolio which was placed into operations on August 1, 2019. The same-store portfolio excludes La Jolla Commons, which was acquired on June 20, 2019.

(5)	The same-store portfolio excludes Waikele Center due to significant redevelopment activity.

Fourth Quarter 2019 Supplemental Information	Page 32

TOP TENANTS - OFFICE

As of December 31, 2019
	Tenant	Property	Lease Expiration	Total Leased Square Feet	Rentable Square Feet as a Percentage of Total Office	Rentable Square Feet as a Percentage of Total	Annualized Base Rent	Annualized Base Rent as a Percentage of Total Office	Annualized Base Rent as a Percentage of Total
1	LPL Holdings, Inc.	La Jolla Commons	4/30/2029	421,001	12.2%	6.3%	$17,562,831	12.1%	7.5%
2	Google LLC	The Landmark at One Market	12/31/2029	253,198	7.4	3.8	16,766,202	11.5	7.2
3	Autodesk, Inc.	The Landmark at One Market	12/31/2022 12/31/2023	138,615	4.0	2.1	11,938,530	8.2	5.1
4	Smartsheet, Inc.	City Center Bellevue	12/31/2026	73,669	2.1	1.1	3,517,695	2.4	1.5
5	VMware, Inc.	City Center Bellevue	11/30/2022 5/31/2025 7/31/2027	91,246	2.6	1.4	3,397,298	2.3	1.4
6	Veterans Benefits Administration	First & Main	8/31/2020	93,572	2.7	1.4	3,006,453	2.1	1.3
7	Clearesult Operating, LLC	First & Main	4/30/2025	101,848	3.0	1.5	2,818,324	1.9	1.2
8	State of Oregon: Department of Environmental Quality	Lloyd 700	10/31/2031	87,787	2.5	1.3	2,685,963	1.8	1.1
9	Treasury Call Center	First & Main	8/31/2020	63,648	1.8	1.0	2,184,302	1.5	0.9
10	Genentech, Inc.	Lloyd District Portfolio	10/31/2026	66,852	1.9	1.0	2,139,264	1.5	0.9
	Top 10 Office Tenants Total			1,391,436	40.2%	20.9%	$66,016,862	45.3%	28.1%

Notes:
(1) The annualized base rent does not include the base rent from 75,336 square feet as the rent commencement date begins January 1, 2020.

Fourth Quarter 2019 Supplemental Information	Page 33

TOP TENANTS - RETAIL

As of December 31, 2019
	Tenant	Property(ies)	Lease Expiration	Total Leased Square Feet	Rentable Square Feet as a Percentage of Total Retail	Rentable Square Feet as a Percentage of Total	Annualized Base Rent	Annualized Base Rent as a Percentage of Total Retail	Annualized Base Rent as a Percentage of Total
1	Lowe's	Waikele Center	5/31/2028	155,000	5.0%	2.3%	$3,720,000	4.8%	1.6%
2	Nordstrom Rack	Carmel Mountain Plaza, Alamo Quarry Market	9/30/2022 10/31/2022	69,047	2.2	1.0	2,189,648	2.8	0.9
3	Sprouts Farmers Market	Solana Beach Towne Centre, Carmel Mountain Plaza, Geary Marketplace	6/30/2024 3/31/2025 9/30/2032	71,431	2.3	1.1	1,967,339	2.5	0.8
4	Marshalls	Solana Beach Towne Centre, Carmel Mountain Plaza	1/31/2025 1/31/2029	68,055	2.2	1.0	1,421,727	1.8	0.6
5	Vons	Lomas Santa Fe Plaza	12/31/2022	49,895	1.6	0.8	1,399,205	1.8	0.6
6	Old Navy	Waikele Center, South Bay Marketplace, Alamo Quarry Market	7/31/2020 4/30/2021 9/30/2022	59,780	1.9	0.9	*	*	*
7	At Home Stores	Carmel Mountain Plaza	7/31/2029	107,870	3.5	1.6	1,384,552	1.8	0.6
8	Regal Cinemas	Alamo Quarry Market	3/31/2023	72,447	2.3	1.1	1,231,599	1.6	0.5
9	Safeway	Waikele Center	1/31/2040	50,050	1.6	0.8	1,201,200	1.5	0.5
10	Michaels	Carmel Mountain Plaza Alamo Quarry Market	1/31/2024 2/29/2028	46,850	1.5	0.7	1,072,635	1.4	0.5
	Top 10 Retail Tenants Total			750,425	24.1%	11.3%	$15,587,905	20.0%	6.6%

*	Data withheld at tenant's request.

Fourth Quarter 2019 Supplemental Information	Page 34

APPENDIX

Fourth Quarter 2019 Supplemental Information	Page 35

GLOSSARY OF TERMS

Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA): EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate and impairments of real estate, if any. EBITDA is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDA for the three months and year ended December 31, 2019 and 2018 is as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net income	$16,485	$9,209	$60,188	$27,202
Depreciation and amortization	26,472	21,060	96,205	107,093
Interest expense	13,796	12,861	54,008	52,248
Interest income	(397)	(29)	(696)	(238)
Income tax expense/(benefit)	110	50	819	327
Gain on sale of real estate	—	—	(633)	—
EBITDA	$56,466	$43,151	$209,891	$186,632

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that begins with EBITDA and includes adjustments for certain items that we believe are not representative of ongoing operating performance. Specifically, we include a pro forma adjustment to reflect a full period of NOI on the operating properties we acquire during the quarter, to assume all transactions occurred at the beginning of the quarter. We use Adjusted EBITDA as a supplemental performance measure because we believe these items create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
EBITDA	$56,466	$43,151	$209,891	$186,632
Pro forma adjustments	—	—	—	—
Adjusted EBITDA	$56,466	$43,151	$209,891	$186,632

Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate (EBITDAre): EBITDAre is a supplemental non-GAAP measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts (NAREIT) defines EBITDAre as follows: net income or loss, computed in accordance with GAAP plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate including gain or loss on change of control, impairments of real estate, and adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates, if any. EBITDAre is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDAre for the three months and year ended December 31, 2019 and 2018 is as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net income	$16,485	$9,209	$60,188	$27,202
Depreciation and amortization	26,472	21,060	96,205	107,093
Interest expense	13,796	12,861	54,008	52,248
Interest income	(397)	(29)	(696)	(238)
Income tax expense/(benefit)	110	50	819	327
Gain on sale of real estate	—	—	(633)	—
EBITDAre	$56,466	$43,151	$209,891	$186,632

Fourth Quarter 2019 Supplemental Information	Page 36

GLOSSARY OF TERMS (CONTINUED)

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as follows: net income, computed in accordance with GAAP plus depreciation and amortization of real estate assets and excluding extraordinary items, gains and losses on sale of real estate and impairment losses. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Funds Available for Distribution (FAD): FAD is a supplemental measure of our liquidity. We compute FAD by subtracting from FFO As Adjusted tenant improvements, leasing commissions and maintenance capital expenditures, eliminating the net effect of straight-line rents, amortization of above (below) market rents for acquisition properties, the effects of other lease intangibles, adding noncash amortization of deferred financing costs and debt fair value adjustments, adding noncash compensation expense, and adding (subtracting) unrealized losses (gains) on marketable securities. FAD provides an additional perspective on our ability to fund cash needs and make distributions by adjusting FFO for the impact of certain cash and noncash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. However, other REITs may use different methodologies for calculating FAD and, accordingly, our FAD may not be comparable to other REITs.

Net Operating Income (NOI): We define NOI as operating revenues (rental income, tenant reimbursements, lease termination fees, ground lease rental income and other property income) less property and related expenses (property expenses, ground lease expense, property marketing costs, real estate taxes and insurance). NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expense, other nonproperty income and losses, gains and losses from property dispositions, extraordinary items, tenant improvements and leasing commissions. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. Since NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, gains and losses from property dispositions, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. However, NOI should not be viewed as an alternative measure of our financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations.

	Three Months Ended		Year Ended
	December 31,		December 31,
Reconciliation of NOI to net income	2019	2018	2019	2018
Total NOI	$62,841	$49,796	$234,761	$209,412
General and administrative	(6,376)	(6,645)	(24,871)	(22,784)
Depreciation and amortization	(26,472)	(21,060)	(96,205)	(107,093)
Operating Income	$29,993	$22,091	$113,685	$79,535
Interest expense	(13,796)	(12,861)	(54,008)	(52,248)
Gain on sale of real estate	—	—	633	—
Other income, net	288	(21)	(122)	(85)
Net income	$16,485	$9,209	$60,188	$27,202
Net income attributable to restricted shares	(104)	(96)	(381)	(311)
Net income attributable to unitholders in the Operating Partnership	(3,536)	(2,440)	(14,089)	(7,205)
Net income attributable to American Assets Trust, Inc. stockholders	$12,845	$6,673	$45,718	$19,686

Overall Portfolio: Includes all operating properties owned by us as of December 31, 2019.

Cash NOI: We define cash NOI as operating revenues (rental income, tenant reimbursements, lease termination fees, ground lease rental income and other property income) less property and related expenses (property expenses, ground lease expense, property marketing costs, real estate taxes and insurance), adjusted for non-cash revenue and operating expense items such as straight-line rent, amortization of lease intangibles, amortization of lease incentives and other adjustments. Cash NOI also excludes general and administrative expenses, depreciation and amortization, interest expense, other non-property income and losses, acquisition-related expense, gains and losses from property dispositions, extraordinary items, tenant improvements, and leasing commissions. Other REITs may use different methodologies for calculating cash NOI, and accordingly, our cash NOI may not be comparable to the cash NOIs of other REITs. We believe cash NOI provides useful information to investors regarding the company's financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the company's properties as this measure is not affected by (1) the non-cash revenue and expense recognition items, (2) the cost of funds of the property owner, (3) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP or (4) general and administrative expenses and other gains and losses that are specific to the property owner. We believe the exclusion of these items from net (loss) income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the company's properties as well as trends in occupancy rates, rental rates and operating costs. Cash NOI is

Fourth Quarter 2019 Supplemental Information	Page 37

GLOSSARY OF TERMS (CONTINUED)

a measure of the operating performance of the company's properties but does not measure the company's performance as a whole. Cash NOI is therefore not a substitute for net income as computed in accordance with GAAP. A Reconciliation of Total Cash NOI to Operating Income is presented below:

	Three Months Ended		Year Ended
	December 31,		December 31,
Reconciliation of Total Cash NOI to Net Income	2019	2018	2019	2018
Total Cash NOI	$59,927	$48,527	$223,733	$207,945
Non-cash revenue and other operating expenses (1)	2,914	1,269	11,028	1,467
General and administrative	(6,376)	(6,645)	(24,871)	(22,784)
Depreciation and amortization	(26,472)	(21,060)	(96,205)	(107,093)
Operating income	$29,993	$22,091	$113,685	$79,535
Interest expense	(13,796)	(12,861)	(54,008)	(52,248)
Gain on sale of real estate	—	—	633	—
Other income, net	288	(21)	(122)	(85)
Net income	$16,485	$9,209	$60,188	$27,202

(1)
Represents adjustments related to the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances; the amortization of above (below) market rents, the amortization of lease incentives paid to tenants, the amortization of other lease intangibles, lease termination fees at Carmel Mountain Plaza, and straight-line rent expense for our leases of the Annex at The Landmark at One Market.

Same-Store Cash NOI Comparison with Redevelopment: As noted below in the definition of Same-Store, Non-Same Store and Redevelopment Same-Store, information provided on a redevelopment same-store basis includes the results of properties undergoing significant redevelopment for the entirety or portion of both periods being compared. Redevelopment same-store is considered by management to be an important measure because it assists in eliminating disparities due to the redevelopment of properties during the particular period presented, and thus provides a more consistent performance measure for the comparison of the company's stabilized and redevelopment properties, as applicable. Additionally, redevelopment same-store is considered by management to be an important measure because it assists in evaluating the timing of the start and stabilization of our redevelopment opportunities and the impact that these redevelopments have in enhancing our operating performance. We present Same-Store Cash NOI Comparison with Redevelopment using cash NOI to evaluate and compare the operating performance of the company's properties, as defined above. A reconciliation of Same-Store Cash NOI Comparison with Redevelopment on a cash basis to operating income is presented below:

	Three Months Ended (1)		Year Ended (2)
	December 31,		December 31,
Reconciliation of Same-Store Cash NOI Comparison with Redevelopment to Operating Income	2019	2018	2019	2018
Same-Store Cash NOI	$41,883	$40,746	$166,181	$166,411
Redevelopment Cash NOI (3)	2,374	1,543	8,665	11,232
Same-Store Cash NOI with Redevelopment	44,257	42,289	174,846	177,643
Tenant improvement reimbursements	3,471	54	11,420	4,275
Total Same-Store Cash NOI with Redevelopment	$47,728	$42,343	$186,266	$181,918
Non-Same Store Cash NOI	12,199	6,184	37,467	26,027
Total Cash NOI	$59,927	$48,527	$223,733	$207,945
Non-cash revenue and other operating expenses (4)	2,914	1,269	11,028	1,467
General and administrative	(6,376)	(6,645)	(24,871)	(22,784)
Depreciation and amortization	(26,472)	(21,060)	(96,205)	(107,093)
Operating income	$29,993	$22,091	$113,685	$79,535
Interest expense	(13,796)	(12,861)	(54,008)	(52,248)
Gain on sale of real estate	—	—	633	—
Other income, net	288	(21)	(122)	(85)
Net income	$16,485	$9,209	$60,188	$27,202

(1)
Same-store excludes (i) Waikele Center, due to significant redevelopment activity; (ii) La Jolla Commons, which was acquired on June 20, 2019; (iii) Waikiki Beach Walk - Embassy Suites™ and Waikiki Beach Walk - Retail, due to significant spalling repair activity, and (iv) land held for development.

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GLOSSARY OF TERMS (CONTINUED)

(2)
Same-store excludes (i) Waikele Center, due to significant redevelopment activity; (ii) Torrey Point, which was placed into operations and became available for occupancy in August 2018; (iii) La Jolla Commons, which was acquired on June 20, 2019; (iv) Waikiki Beach Walk - Embassy Suites™ and Waikiki Beach Walk - Retail, due to significant spalling repair activity, and (v) land held for development.

(3)	Redevelopment property refers to Waikele Center and Lloyd District Portfolio - Land.

(4)
Represents adjustments related to the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances; the amortization of above (below) market rents, the amortization of lease incentives paid to tenants, the amortization of other lease intangibles, lease termination fees at Carmel Mountain Plaza, and straight-line rent expense for our leases of the Annex at The Landmark at One Market.

Fourth Quarter 2019 Supplemental Information	Page 39

GLOSSARY OF TERMS (CONTINUED)

Same-Store Portfolio, Non-Same Store Portfolio and Redevelopment Same-Store: Information provided on a same-store basis includes the results of properties that we owned and operated for the entirety of both periods being compared except for properties for which significant redevelopment or expansion occurred during either of the periods being compared, properties under development, properties classified as held for development and properties classified as discontinued operations. Information provided on a redevelopment same-store basis includes the results of properties undergoing significant redevelopment for the entirety or portion of both periods being compared. The following table shows the properties included in the same-store, non-same store and redevelopment same-store portfolio for the comparative periods presented.

	Comparison of Three Months Ended			Comparison of Year Ended
	December 31, 2019 to 2018			December 31, 2019 to 2018
	Same-Store	Non Same-Store	Redevelopment Same-Store	Same-Store	Non Same-Store	Redevelopment Same-Store
Office Properties
La Jolla Commons		X			X
Torrey Reserve Campus	X		X	X		X
Torrey Point	X		X		X
Solana Crossing (formerly Solana Beach Corporate Centre)	X		X	X		X
The Landmark at One Market	X		X	X		X
One Beach Street	X		X	X		X
First & Main	X		X	X		X
Lloyd District Portfolio (1)	X		X	X		X
City Center Bellevue	X		X	X		X
Retail Properties
Carmel Country Plaza	X		X	X		X
Carmel Mountain Plaza	X		X	X		X
South Bay Marketplace	X		X	X		X
Gateway Marketplace	X		X	X		X
Lomas Santa Fe Plaza	X		X	X		X
Solana Beach Towne Centre	X		X	X		X
Del Monte Center	X		X	X		X
Geary Marketplace	X		X	X		X
The Shops at Kalakaua	X		X	X		X
Waikele Center		X	X		X	X
Alamo Quarry Market	X		X	X		X
Hassalo on Eighth - Retail	X		X	X		X
Multifamily Properties
Loma Palisades	X		X	X		X
Imperial Beach Gardens	X		X	X		X
Mariner's Point	X		X	X		X
Santa Fe Park RV Resort	X		X	X		X
Pacific Ridge Apartments	X		X	X		X
Hassalo on Eighth	X		X	X		X
Mixed-Use Properties
Waikiki Beach Walk - Retail		X			X
Waikiki Beach Walk - Embassy Suites™		X			X
Development Properties
La Jolla Commons - Land		X			X
Solana Crossing - Land		X			X
Lloyd District Portfolio - Land		X	X		X	X

Fourth Quarter 2019 Supplemental Information	Page 40

GLOSSARY OF TERMS (CONTINUED)

(1) Lloyd District Portfolio includes the 830 building which we placed into operations on August 1, 2019 after renovating the building.

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators, new entrances, etc.) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.

Fourth Quarter 2019 Supplemental Information	Page 41